Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Sarcos Technology and Robotics Corporation

(Exact name of registrant as specified in its charter)

Table 1 - Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share	457(h)	54,930	$0.66(2)	$36,253.80(2)	$92.70 per $1,000,000	$3.37
Equity	Common stock, par value $0.0001 per share	457(h)	3,822,109	$1.05(3)	$4,013,214.45(3)	$92.70 per $1,000,000	$372.03

Total Offering Amounts					$4,049,468.25		$375.40

Total Fee Offsets							—

Net Fee Due							$375.40

(1)Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any shares of common stock, par value $0.0001 per share, of the Registrant (the “Common Stock”) that become issuable under the RE2, Inc. 2005 Stock Option Plan Amended and Restated (5-7-07) (the “2005 Plan”) and the RE2, Inc. Stock Incentive Plan of 2014 (the ”2014 Plan”) as a result of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of the Registrant’s Common Stock.

(2)Estimated solely for the purposes of computing the amount of the registration fee calculated pursuant to Rule 457(h) under the Securities Act. The offering price and aggregate offering price are based upon the weighted average exercise price of the outstanding options under the 2005 Plan.

(3)Estimated solely for the purposes of computing the amount of the registration fee calculated pursuant to Rule 457(h) under the Securities Act. The offering price and aggregate offering price are based upon the weighted average exercise price of the outstanding options under the 2014 Plan.

Table 2 - Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims

Fee Offset Sources